EXHIBIT 3.3

                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                     UNITED PAYORS & UNITED PROVIDERS, INC.

                       (Pursuant to 8 Del C. Section 242)

United Payors & United Providers, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation") does hereby certify that:

FIRST, a Certificate of Incorporation was initially filed by the Corporation on April 15, 1996 with the Office of the Secretary of the State of Delaware.

SECOND, that the Board of Directors of the Corporation, in accordance with the provisions of Section 242 of the Delaware General Corporation Law, duly adopted resolutions setting forth an amendment (the "Amendment") to the Certificate of Incorporation, declared said amendment to be advisable and called a meeting of stockholders of the Corporation for consideration thereof. The Amendment to the Corporation's Certificate of Incorporation proposed by these resolutions is as follows:

1.   Amend Article FIFTH by repealing Section C of such Article.

2.   Repeal Article EIGHTH.

3.   Repeal Article NINTH.

4.   Amend Article SIXTH, Section D to provide as follows:

          "D. Subject to the rights of holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class."

5.   Amend Article SEVENTH to provide as follows:

               "SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors,


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     voting together as a single class, shall be required for
     the stockholders to adopt, amend or repeal any provisions of the Bylaws of the Corporation."

6.   Amend Article TWELFTH to provide as follows:

               "TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article TENTH, Section C of Article FOURTH, Section C of Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH."


THIRD, that thereafter on June 15, 1999, an Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice and in accordance with
Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by the Delaware General Corporation Law were voted in favor of the Amendment.

FOURTH, the Amendment was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.



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IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Co-Chief Executive Officer and attested by its Corporate Secretary on this 27th day of June, 1999.

                                         United Payors & United Providers, Inc.



                                   By:    /s/   EDWARD S. CIVERA
                                     ----------------------------------------
                                     Edward S. Civera
                                     President and Co-Chief Executive Officer
Attest:


 /s/   Joseph M. Mott
------------------------
Joseph M. Mott
Corporate Secretary
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